UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2006

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At a special meeting held on February 24, 2006, the Board of Directors of the Company determined that, in order to attract a broader range of qualified candidates, its previously announced search for a new President and Chief Executive Officer would become a search for a new Chairman, President and Chief Executive Officer.

Alan Rosskamm, the Company’s Chairman, President and Chief Executive Officer will continue to serve in his current roles under the terms of his existing employment agreement until the appointment of a new Chairman, President and CEO. At that time, Mr. Rosskamm will remain a director of the Company.

As provided for under Mr. Rosskamm’s employment agreement, the Company will pay to Mr. Rosskamm continuing base salary and health and life insurance coverage for 36 months from the date on which he steps down as Chairman, President and CEO.

As announced in November 2005, the Board’s intention had been for Mr. Rosskamm to assume the Executive Chairman position upon the appointment of a new President and Chief Executive Officer, and the Board had been in the process of negotiating a retention agreement with Mr. Rosskamm with respect to this new role. The Board has determined that in lieu of such retention agreement, and in recognition of Mr. Rosskamm’s critical role in addressing the urgent challenges facing the Company both before and during the transition to a new Chairman, President and CEO, the Company will award Mr. Rosskamm a lump sum payment of $1,800,000 upon the appointment of his replacement. In addition, the Company will reimburse Mr. Rosskamm for reasonable legal expenses incurred in connection with the transition, not to exceed $75,000. The Company has also determined that, for the three years during which he receives salary continuation, Mr. Rosskamm will not be entitled to receive fees or stock or options commonly provided to outside directors. Under the terms of the stock option plan, Mr. Rosskamm’s service as a director will constitute continuing service as regards to the vesting and exercise of his previously issued stock and option grants.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information included in the first and second paragraphs of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. 99.1 – Press Release of Jo-Ann Stores, Inc., dated February 28, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

February 28, 2006	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Jo-Ann Stores, Inc., dated February 28, 2006